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                                                                   EXHIBIT 10.15
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                                                                  EXECUTION COPY
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                           NON-COMPETITION AGREEMENT

     THIS NON-COMPETITION AGREEMENT (this "Agreement"), dated as of the 16th day of November, 1993, is entered into by and between Cornucopia Natural Foods, Inc., a Rhode Island corporation (the "Company") and Norman A. Cloutier (the "Shareholder").

     WHEREAS, the Triumph-Connecticut Limited Partnership (the "Purchaser") and the Company have entered into a Note and Warrant Purchase Agreement of even date herewith (the "Note Purchase Agreement"), pursuant to which the Purchaser acquired certain senior promissory notes (the "Notes") and warrants (the "Warrants") to acquire the common stock of the Company; and

     WHEREAS, prior to, at the time of and after such acquisition by the Purchaser, the Company was, is and will be engaged in the wholesale and retail distribution of foods and related products (the "Business"); and

     WHEREAS, the Shareholder has intimate knowledge of the Business, which, if exploited by him in contravention to the terms of this Agreement, would seriously, adversely and irreparably affect the Company's ability to satisfy its obligations under the Note Purchase Agreement and the Notes as well as the value of the Warrants; and

     WHEREAS, the execution of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Note Purchase Agreement; and

     WHEREAS, the Company and the Shareholder desire to consummate the transactions contemplated by the Note Purchase Agreement and to execute this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises, the mutual covenants and agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, agree as follows:

     1.  Restrictive Covenants.  For good and valuable consideration as set
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forth herein, the Shareholder covenants and agrees as follows:

     (a) During the Restricted Period (as defined below), he shall not, within 25 miles of any location in which the Company or any of its Affiliates (as that term is defined in the Note Purchase Agreement) is doing business (the "Area"), directly
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own, manage, operate, join, control or participate in the ownership, management, operation or control of, any entity, business, enterprise or operation engaged in a Competing Business (as defined below).

     (b) During the Restricted Period, he shall not induce or attempt to induce or influence any employee of the Company to terminate his or her employment with the Company, or to engage in any business which is in competition with the Business.

     (c) Without limiting the foregoing, the Shareholder specifically acknowledges and agrees that the time period and scope of the non-compete covenants provided for in this Agreement have been determined after negotiations at arm's length; that he was represented by counsel of his choice in such negotiations; and that he understands the terms of the covenants contained in this Section 1.

     (d) For purposes of this Agreement, the term "Restricted Period" means the period commencing on the date of this Agreement and continuing until the earlier to occur of (i) the fifth (5th) anniversary of the date hereof; (ii) the termination of the Shareholder's employment by the Company without Cause (as that term is defined below); or (iii) the first anniversary of (A) the Shareholder's voluntary termination of employment with the Company or (B) the termination of the Shareholder's employment by the Company for Cause. For purposes of this Agreement, the term "Competing Business" means any business involving the retail or wholesale distribution of natural food items. For purposes of this Section 1(d), the term "Cause" shall mean (x) the material violation of any written employment agreement between the Company and the Shareholder, (y) gross and habitual neglect of duty by the Shareholder, and/or
(z) dishonesty or fraud by the Shareholder.

     2.  Equitable Relief.  The Shareholder acknowledges that:  (a) his
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expertise in the Business is of a special, unique, unusual, extraordinary and intellectual character, which gives said expertise a peculiar value; (b) if he breaches any of the provisions of this Agreement, the Company cannot reasonably or adequately be compensated in damages in an action at law; and (c) a breach by him of any of the provisions of this Agreement will cause the Company and the Purchaser irreparable injury and damage. The Shareholder further acknowledges that he possesses unique skills, knowledge and ability and that competition by him, in violation of this Agreement or any other breach of any provision of this Agreement would be extremely detrimental to the Company and the Purchaser. The Shareholder therefore agrees that the Company shall be entitled, in addition to any other remedies the Company may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent a breach or curtail any breach or threatened breach of this Agreement by the Shareholder; provided, however, that no specification in this Agreement of a
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specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of any other


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legal or equitable remedies in the event of such a breach.

     3.  Reformation.  If the provisions of this Agreement should ever be deemed
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to exceed the temporal or geographic limitations or any other limitations permitted by applicable laws, then such provisions shall be deemed reformed to the maximum time or geographic limitations permitted by applicable law without any change to the consideration to be paid hereunder. The Shareholder specifically acknowledges and agrees that the foregoing restrictions are reasonable and necessary to protect the legitimate interests of the Company and the Purchaser, and that the Purchaser would not have entered into the Note Purchase Agreement in the absence of such restrictions.

     4.  Consideration.  The Shareholder, by virtue of his status as a
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shareholder of the Company, has benefitted directly from the transactions contemplated by the Note Purchase Agreement, and the execution and delivery of this Agreement is a condition precedent to the Purchaser's execution and delivery of the Note Purchase Agreement.

     5.  Representations.  The Shareholder hereby represents and warrants that
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this Agreement constitutes his valid and binding obligation enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement does not violate any agreement, arrangement or restriction of any kind to which he is a party or by which he is bound.

     6.  Assignment.  The Shareholder may not assign any of his rights or
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obligations hereunder without the prior written consent of the Company.

     7.  Binding Effect; Benefits.  This Agreement shall inure to the benefit of
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and be binding upon the parties hereto and their respective heirs, executors, successors, legal representatives and permitted assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective heirs, executors, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8.  Severability.  If any term or provision of this Agreement shall be held
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to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provisions had not been contained herein.

     9.  Conditional Effectiveness.  All of the liabilities and obligations of
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the parties under this Agreement are subject to and conditioned upon the consummation of the closing under the Note Purchase Agreement.

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     10.  Amendment and Waiver.  This Agreement may not be changed or terminated
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orally.  No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by a written instrument duly executed by the party hereto sought to be charged with such waiver or consent.

     11.  Miscellaneous.  The Section headings of this Agreement are for
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convenience of reference only, are not a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Connecticut without giving effect to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, the Shareholder and the Company, acting herein by its proper corporate officer duly authorized, have caused this Agreement to be signed as of the day and year first above written.

                                 SHAREHOLDER



                                 /s/ Norman A. Cloutier
                                 ----------------------
                                 Norman A. Cloutier

                                 CORNUCOPIA NATURAL FOODS, INC.



                                 By: /s/ Steven Townsend
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                                      Name:  Steven Townsend
                                      Its:  Vice President

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